The Lincoln National Life Insurance Company
Executive Benefits, 350 Church St., - MEM4, Hartford, CT 06115-0482
Consent to be Insured
h Yes – I,
(please print), consent

my employer                                                                                                                                                                                                           or any LLC or grantor trust it may establish, (the "Owner") obtaining life insurance policies (the "Policies") on my life. I acknowledge that the Owner has an insurable interest in my life and I further acknowledge that the Policies will be used to informally fund benefit obligations. I understand and agree that the Owner named above will be the sole owner and beneficiary of the Policies and that neither I, my estate, nor any beneficiary I may designate shall have any interest in the Policies or a right to the proceeds thereof. I understand that the Policies are being acquired by the Owner for its own benefit in connection with informally funding Company benefit liabilities.
I understand that, in order to informally fund benefit obligations, the Owner may need to increase the amount of insurance under existing Policies on my life from time to time. I hereby authorize the Owner to affect such an increase or increases without providing any further notice to me. I also consent to and authorize the Owner to continue to be the owner and beneficiary of the Policies indefinitely, including after my employment with the Company terminates, whenever and for whatever reason this may occur.
I have been notified by my employer that the maximum amount of insurance issued on my life may vary but the maximum amount will not exceed $  .
I understand that this form, or a copy of this form, will be given to the Owner and included as part of the policy/contract.
h No – I do not consent to have life insurance purchased on my life.
Work Status (Please complete)
1.
Have you been actively at work daily on a full-time basis (at least 30 hours/week) performing all duties of your regular occupation, at your customary place of employment for the past 3 months?
(Disregard vacation days, normal non-working days and absences that total less than 4 consecutive days.)
If "No", specify:
						h Yes h No
2.
Have you ever used tobacco or products containing nicotine (including, but not limited to, cigarettes, cigars, electronic cigarettes, chew tobacco, snuff, nicotine gum and/or patches)? (If "Yes," list below.)
						h Yes h No
Type		Date Last Used (month/year)	Amount and Frequency

3.	Proposed Insured (First, Middle Initial, Last)				4.	h Male h Female
5.	Social Security Number	6.	Date of Birth (mm/dd/yy)	7.	Are you a citizen of the United States? h Yes h No (If "No", indicate country of citizenship, Visa type and status):
8.	Date of Hire (mm/dd/yy)	9.	Salary $
10.	Work Address (Street, City, State/Country, ZIP)

State Disclosures
AR, NM Only. Any person who, knowingly and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act which is a crime and subjects such person to criminal and civil penalties.
HI, IA, ID, MS, MT, ND, SD, WY Only. Any person who, with intent to defraud or knowing that he/she is facilitating fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.
I have read or have had read to me the completed Consent before signing below. All statements and answers in this Consent are correctly recorded and are full, complete and true. I agree that this Consent constitutes a part of the application for insurance and is to be attached to and made a part of the policy. I understand that any false statements or material misrepresentations may result in the loss of coverage under the policy.
Signed in                                                                                    , this                      day of
(city, state)                                                                                                              (month)                                                    (year)

Signature of Proposed Insured	Printed Name of Proposed Insured
Lincoln Financial Group is the marketing name for Lincoln National Corporation and its affiliates.  Page 1 of 1
EBF11195                                                                                                                                                                                                                        4/16

The Lincoln National Life Insurance Company
Executive Benefits 350 Church St., - MEM4 Hartford, CT 06115-0482

Modified Simplified Underwriting and Consent Form

h Yes – I,

(please print), consent

my employer                                                                                                                                                                                                           or any LLC or grantor trust it may establish, (the "Owner") obtaining life insurance policies (the "Policies") on my life.
I acknowledge that the Owner has an insurable interest in my life and I further acknowledge that the Policies will be used to informally fund benefit obligations. I understand and agree that the Owner named above will be the sole owner and beneficiary of the Policies and that neither I, myself nor any beneficiary I may designate shall have any interest in the Policies or a right to the proceeds thereof. I understand that the Policies are being acquired by the Owner for its own benefit in connection with informally funding Company benefit liabilities.
I understand that, in order to informally fund benefit obligations, the Owner may need to increase the amount of insurance under existing Policies on my life from time to time. I hereby authorize the Owner to affect such an increase or increases without providing any further notice to me. I also consent to an authorize the Owner to continue to be the owner and beneficiary of the Policies indefinitely, including after my employment with the Company terminates, whenever and for whatever reason this may occur.
I have been notified by my employer that the maximum amount of insurance issued on my life may vary but the maximum amount will not exceed $  .
I understand that this form, or a copy of this form, will be given to the Owner and included as part of the policy/contract.
h No –                I do not consent to have life insurance purchased on my life.

Work Status (Please complete)

1.
Have you been actively at work daily on a full-time basis (at least 30 hours/week) performing all duties of your regular occupation, at your customary place of employment for the past 3 months?
(Disregard vacation days, normal non-working days and absences that total less than 4 consecutive days.)
If "No", specify:
h Yes h No
2.
Have you ever used tobacco or products containing nicotine (including, but not limited to, cigarettes, cigars, electronic cigarettes, chew tobacco, snuff, nicotine gum and/or patches)? (If "Yes," list below.)
h Yes h No
Type	Date Last Used (month/year)	Amount and Frequency

3.
Have you, in the past 10 years been diagnosed by, or been treated by a licensed medical professional for any disorder of the heart or blood vessels, tumors or cancer, diabetes, stroke or any disorder of the blood, lungs, kidneys, drug or alcohol use, depression or been diagnosed or treated by a licensed medical professional for Acquired Immune Deficiency (AIDS) or AIDS related condition?
If "Yes," specify:
h Yes h No

Authorization
The undersigned declares that:
I, the Proposed Insured, authorize any medical professional, hospital or other medical institution, insurer, Pharmacy Benefit Manager, MIB, Inc., or any other person or organization that has any records or knowledge of me or my physical or mental health or insurability to disclosure that information to the Company, its reinsurers or any other party acting on the Company's behalf.    I authorize the Company or its reinsurer to make a brief report of my protected health information to MIB, Inc. I authorize the Company to disclose information related to my insurability to other insurers to whom I may apply for coverage.
I acknowledge receipt of the Privacy Notice and the Important Notice containing the Investigative Consumer Report and MIB, Inc. information.
Once this authorization is signed it shall be valid as permitted by applicable law in the state where the policy is issued but not to exceed a time period of 24 months. A photographic copy of this authorization shall be as valid as the original. I understand that I may revoke this authorization at any time by written notification to the Company; however, any action taken prior to notification will not be affected.
The purpose of this authorization is to allow the Company to determine eligibility for life coverage or a claim for benefits under a life policy.
h I elect to be interviewed if an Investigative Consumer Report is prepared.

State Disclosures
AR, NM Only. Any person who, knowingly and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act which is a crime and subjects such person to criminal and civil penalties.
HI, IA, ID, MS, MT, ND, SD, WY Only. Any person who, with intent to defraud or knowing that he/she is facilitating fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

Insured Information

1.	Proposed Insured (First, Middle Initial, Last)				2.	h Male h Female
3.	Social Security Number	4.	Date of Birth (mm/dd/yy)	5.	Are you a citizen of the United States? h Yes h No (If "No", indicate country of citizenship, Visa type and status):
6.	Date of Hire (mm/dd/yy)	7.	Salary $

8.	Work Address (Street, City, State/Country, ZIP)
I have read or have had read to me the completed Consent before signing below. All statements and answers in this Consent are correctly recorded and are full, complete and true. I agree that this Consent constitutes a part of the application for insurance and is to be attached to and made a part of the policy. I understand that any false statements or material misrepresentations may result in the loss of coverage under the policy.

Signed in                                                                                    , this                      day of
(city, state)                                                                                                              (month)                                                    (year)

Signature of Proposed Insured	Printed Name of Proposed Insured